Exhibit 10.3

AMENDMENT NO. 1
TO
X4 PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2019 INDUCEMENT EQUITY INCENTIVE PLAN
A.The X4 Pharmaceuticals, Inc. Amended and Restated 2019 Inducement Equity Incentive Plan (the “Plan”) is hereby amended by deleting Section 4(a)(1) and substituting therefore the following:
“(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 11,775,643 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”
B.The effective date of this Amendment No. 1 shall be August 11, 2025.
C.Except as amended herein, the Plan is confirmed in all other respects.
Approved by the Board of Directors on August 11, 2025.